Exhibit 99.1

ATRIUM UNDERWRITING GROUP LIMITED

31 DECEMBER 2012

ATRIUM UNDERWRITING GROUP LIMITED

INDEPENDENT AUDITOR’S REPORT

The Board of Directors and Shareholders

Atrium Underwriting Group Limited:

We have audited the accompanying consolidated balance sheet of Atrium Underwriting Group Limited and subsidiaries (“the Company”) as of December 31, 2012, and the related consolidated profit & loss account for the year then ended. These consolidated financial statements are the responsibility of the Company’s management and the Board of Directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

UK Generally Accepted Accounting Practice (‘UK GAAP’) requires that financial statements be presented with comparative financial information. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly no comparative financial information is presented.

In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atrium Underwriting Group Limited and subsidiaries as of December 31, 2012, and the consolidated results of their operations for the year then ended in conformity with UK GAAP.

Accounting policies generally accepted in the UK vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 24 to the consolidated financial statements.

Ernst & Young LLP

London, England

February 11, 2014

ATRIUM UNDERWRITING GROUP LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

for the year ended 31 December 2012

TECHNICAL ACCOUNT – GENERAL BUSINESS

	Note	2012
		$ 000
Gross premiums written	2	155,197
Outward reinsurance premiums	2	(104,139)

Net premiums written		51,058
Change in the gross provision for unearned premiums	2	(1,854)
Change in the provision for unearned premiums, reinsurers’ share	2	(511)

Change in the net provision for unearned premiums		(2,365)

Earned premiums, net of reinsurance		48,693

Allocated investment return transferred from the non-technical account	4	4,968
Other technical income	3	28,392
Claims paid
Gross amount	2	(65,852)
Reinsurers’ share	2	22,004

Net claims paid		(43,848)
Change in the provision for claims
Gross amount	2	13,277
Reinsurers’ share	2	43,090

Net change in provision for claims		56,367

Claims incurred, net of reinsurance		12,519
Net operating expenses	5	(39,327)

Balance on the technical account for general business		55,245

ATRIUM UNDERWRITING GROUP LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

for the year ended 31 December 2012

NON-TECHNICAL ACCOUNT

	Note	2012
		$ 000
Balance on the general business technical account		55,245
Investment income	4	4,648
Unrealised gain on investments	4	2,053
Investment expenses and charges	4	(691)
Unrealised losses on investments	4	(884)
Allocated investment return transferred to the general business technical account	4	(4,968)
Other charges, including amortisation		(23,488)

Profit on ordinary activities before tax		31,915
Tax on profit on ordinary activities	10	(3,483)

Profit on ordinary activities after tax		28,432

The profit and loss account relates entirely to continuing activities.

There are no recognised gains and losses other than the profit or loss for the period, therefore, no statement of total recognised gains or losses has been presented.

ATRIUM UNDERWRITING GROUP LIMITED

CONSOLIDATED BALANCE SHEET

at 31 December 2012

	Note	2012
		$ 000
Assets

Intangible assets
Goodwill		7,264
Purchased syndicate capacity		4,562

	12	11,826

Investments
Tangible assets	13	279
Financial investments	14	278,603
Deposits with ceding undertakings	14	353

		279,235

Reinsurers’ share of technical provisions
Provision for unearned premiums	2	3,524
Claims outstanding	2	90,238

	17	93,762

Debtors
Arising out of direct insurance operations - owed by intermediaries		54,991
Arising out of reinsurance operations		70,152
Other debtors		11,154

	15	136,297

Other assets
Cash at bank		44,256

		44,256

Prepayments and accrued income
Deferred acquisition costs	16	18,072
Other prepayments and accrued income		24,562

		42,634

Total assets		608,010

ATRIUM UNDERWRITING GROUP LIMITED

CONSOLIDATED BALANCE SHEET

at 31 December 2012

	Note	2012
		$ 000
Liabilities

Capital and reserves
Called up share capital	18	24,702
Profit and loss account	19	35,280
Share premium account		2,160
Merger reserve	19	—

Total shareholders funds	19	62,142

Technical provisions
Provision for unearned premiums	2	62,546
Claims outstanding	2	250,319

	17	312,865

Provisions for other risk and charges	10	33,633

Deposits received from reinsurers		165

Creditors
Arising out of direct insurance operations		23,446
Arising out of reinsurance operations		145,417
Other creditors including taxation and social security		14,764

	20	183,627

Accruals and deferred income		15,578

Total liabilities		608,010

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

1.	ACCOUNTING POLICIES

(a) Basis of preparation

These financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. The financial statements have been prepared in accordance with UK Generally Accepted Accounting Policies (‘UK GAAP’) and the Statement of Recommended Practice on Accounting for Insurance Business issued by the Association of British Insurers in December 2005, as amended in December 2006, (the ABI SORP).

The syndicates in which the Atrium Group participates are managed and controlled by their respective managing agents. The accounting information in respect of these participations has been provided by the managing agents and has been audited by their respective syndicate auditors. Information in respect of the Atrium Group’s participations on the managed syndicates is available direct from the syndicate accounting records. UK GAAP requires that financial statements be presented with comparative financial information. As these financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X, no comparative financial information is presented. See note 24 for reconciliation between UK GAAP and US GAAP.

As a wholly owned subsidiary of Arden Holdings Limited (‘AHL’) throughout the year, the Company has applied the exemption available in FRS 1 from the requirement to prepare a cash flow statement and also applied the exemption available in FRS 8 from the requirement to disclose transactions with related parties.

The Atrium Group’s functional and presentational currency is US Dollars.

(b) Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are those entities in which the Atrium Group directly or indirectly has the power to govern the operating and financial policies in order to gain economic benefits. The financial statements of subsidiaries are prepared for the same reporting year as the parent company. Subsidiaries are consolidated from the date control is gained and cease to be consolidated from the date control is transferred out.

For each syndicate in which the Atrium Group participates, the Atrium Group’s proportion of the syndicate income and expenses has been reflected in its consolidated income statement and the Atrium Group’s proportion of the syndicate’s assets and liabilities has been reflected in its Consolidated Balance Sheet. Syndicate assets are held subject to trust deeds for the benefit of the syndicate’s insurance creditors.

All inter-company balances, profits and transactions are eliminated.

(c) Premiums

Written premiums comprise the total premiums receivable for the whole period of cover under contracts incepting during the financial year, together with adjustments arising in the financial year to premiums receivable in respect of business written in previous financial years.

All premiums are shown gross of commission payable to intermediaries and are exclusive of taxes and duties levied thereon.

Outwards reinsurance premiums are allocated by the managing agent of each syndicate to reflect the protection purchased by each year of account.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

(d) Unearned premiums

Written premiums are recognised as earned income over the period of the policy on a time apportionment basis, having regard, where appropriate, to the incidence of the risk. The specific basis adopted by each individual syndicate is determined by the relevant managing agency.

(e) Claims

Claims incurred comprise the estimated cost of all claims occurring during the period, whether reported or not, including related direct and indirect claims handling costs and adjustments to claims outstanding from previous periods.

The provision for claims outstanding is made on an individual case by case basis and is based on the estimated ultimate cost of all claims notified but not settled by the balance sheet date, together with the provision for related claims handling costs. The provision also includes the estimated cost of claims incurred but not reported at the balance sheet date based on statistical methods. The estimation process will vary from managing agent to managing agent but is likely to include the use of statistical projections based on previous claims history, case by case reviews of notified losses, and the use of security ratings to help assess the financial ability of reinsurers to pay reinsurance recoveries anticipated of them.

The provision for claims outstanding is based on information available at the balance sheet date. Significant delays are experienced in notification and settlement of certain claims and accordingly the ultimate cost of such claims cannot be known with certainty at the balance sheet date. Subsequent information and events may result in the ultimate liability being less than, or greater than, the amount provided. Any differences between provisions and subsequent settlements are dealt with in the technical account – general business of later periods.

The payment of a reinsurance to close premium does not eliminate the liability of the closed year for outstanding claims. If the reinsuring syndicate were to be unable to meet its obligations and other elements of the Lloyd’s chain of security were to fail, then the members of the closed underwriting year would have to settle outstanding claims. The Directors consider that the likelihood of such failure of the reinsurance to close is extremely remote and, therefore, the reinsurance to close has been deemed to settle liabilities outstanding at the closure of the underwriting account and no further provision is made for any potential variation in the ultimate liability of that year of account.

(f) Deferred acquisition costs

Acquisition costs, comprising commission and other costs related to the acquisition of insurance contracts are deferred to the extent that they are attributable to premiums unearned at the balance sheet date.

(g) Unexpired risks

Provision is made where the cost of claims and expenses arising after the end of the financial period from contracts concluded before that date is expected to exceed the provision for unearned premiums, net of deferred acquisition costs, and premiums receivable. The assessment of whether a provision is necessary is made on a syndicate by syndicate basis, using information supplied by the respective managing agents.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

(h) Share based incentive schemes

During the financial year, Arden Holdings Limited (‘AHL’) operated a number of executive and employee share based incentive schemes for the staff and directors of the Atrium Group. The cost of equity-settled transactions with employees is measured by reference to the fair value of the equity instrument at the date at which it was granted. The expense which is recharged from AHL is recognised in the profit and loss account over the performance period of the share based incentive scheme.

The fair value of the equity-settled transactions granted was set by the Board of Directors of AHL.

(i) Leases

Rentals payable under operating leases are charged to the profit and loss account on a straight-line basis over the lease term.

(j) Pensions

The Atrium Group incurs pension costs from a defined contribution scheme, which is operated by Atrium Group Services Limited. Certain Directors and staff have personal pension arrangements to which the Atrium Group contributes. Contributions are charged to the profit and loss account as they become payable in accordance with rules of the schemes.

(k) Investment income and expenses

Interest income and investment expenses are recognised on an accruals basis.

Realised investment gains and losses are calculated as the difference between net proceeds on disposal and their purchase price.

Unrealised investment gains and losses are calculated as the difference between the valuation at the balance sheet date and their valuation at the last balance sheet date or purchase price, if acquired during the year. Unrealised investment gains and losses include adjustments in respect of unrealised gains and losses recorded in prior years that have been realised during the year and are reported as realised gains and losses in the current profit and loss account.

Investment return, comprising investment income, realised and unrealised gains and losses, and investment expenses, is included initially within the non-technical account. Investment return on the Atrium Group’s share of syndicate investments is allocated from the non-technical account to the technical account - general business so as to reflect that the Atrium Group’s investments are supporting its underwriting activities.

(l) Other technical income

Other technical income consists of net retained agency fees receivable and profit commissions. Profit commissions are earned in line with the annual accounting results of the managed syndicates.

Under annual accounting, underwriting results relating to a particular year of account are recognised during the three years in which that year of account is normally open, in line with the earnings pattern of the insurance business attaching to the year.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

(m) Income tax

The tax expense represents the sum of the current tax and deferred tax.

Current income tax: the current tax charge is based on the taxable profit for the year. Taxable profit differs from profit as reported in the profit and loss account because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates enacted or substantively enacted at the balance sheet date.

Deferred income tax: deferred income tax is generally provided in full, on timing differences arising between the tax bases of assets and liabilities and their carrying value in the financial statements. Deferred income tax is determined using tax rates enacted or substantively enacted at the balance sheet date and which are expected to apply when the related tax is payable or receivable.

Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the timing differences can be used. The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all of part or the asset to be recovered.

(n) Investments

Investments are stated at their current values at the end of the year. Listed investments are included in the balance sheet at market value. Unlisted investments are stated at an estimate of market value determined by the managing agents of the relevant syndicates. Deposits with credit institutions are included at cost.

(o) Intangible assets

Syndicate participations

Managed syndicate capacity purchased at auction is capitalised at cost and amortised on a straight-line basis over its estimated useful life of 20 years less any accumulated impairment losses. Third party syndicate capacity purchased at auction is capitalised at cost and amortised on a straight-line basis over its estimated useful life of three years. Amortisation is charged from the beginning of the first accounting period following acquisition, when the asset becomes available for use.

Managed syndicate capacity is reviewed annually for impairment or more frequently if events or changes in circumstances indicate that the carrying value may be impaired. The amount of any impairment is charged to the income statement in the year in which the impairment arises.

Goodwill

Positive goodwill arising on acquisitions is capitalised, classified as an asset on the balance sheet and amortised on a straight-line basis over its useful economic life up to a presumed maximum of 20 years. It is reviewed for impairment at the end of the first full financial year following the acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable. In the case of goodwill arising on the acquisition of a Lloyd’s managing agency or corporate member amortisation is charged from the first accounting period following acquisition.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

(p) Tangible fixed assets

Tangible fixed assets are stated at cost less accumulated depreciation and impairment losses.

Depreciation is calculated to write off the cost of all tangible fixed assets, in equal annual installments over their estimated useful lives at the following rates:

Fixtures, fittings and equipment	20% per annum
Computer equipment	33 1/3% per annum

The carrying values of tangible fixed assets are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.

(q) Foreign currencies

Items in the profit and loss account have been translated into the local currency of US Dollars at the average rate for the quarter in which the transaction takes place, whilst the Balance Sheet has been translated at the exchange rate on the balance sheet date as per the following table, with translation differences being recognised through the ‘non-technical’ account:

	Balance sheet rate at 31 December 2012	Average rate for Quarter 1 2012	Average rate for Quarter 2 2012	Average rate for Quarter 3 2012	Average rate for Quarter 4 2012
Sterling	1.6168	1.5710	1.5836	1.5799	1.6060

Euro	1.3218	1.3110	1.2851	1.2514	1.2971

Canadian dollars	1.0034	0.9982	0.9906	1.0045	1.0090
Singapore dollars	0.8173	0.7911	0.7916	0.8019	0.8179

All other exchange differences are included in the technical account.

2.	SEGMENTAL ANALYSIS

2012	Gross Premiums Written $ 000	Gross Premiums Earned $ 000	Gross Claims Incurred $ 000	Gross Operating Expenses $ 000	Reinsurance Balance $ 000	Net Technical Result $ 000	Net Technical Provisions $ 000

Direct business
Accident and health	14,412	13,672	(5,762)	(5,958)	914	2,866	9,847
Motor	1,924	1,973	(1,287)	(859)	614	441	1,702
Marine, aviation and transport	58,168	59,050	(10,617)	(20,154)	(5,803)	22,476	57,511
Fire and other damage to property	36,530	35,146	(13,814)	(12,993)	(19,873)	(11,534)	45,911
Third party liability	27,959	27,196	(13,458)	(10,091)	(5,859)	(2,212)	73,295
Other	2,241	1,938	(681)	(621)	1,196	1,832	3,420

Total direct	141,234	138,975	(45,619)	(50,676)	(28,811)	13,869	191,686

Reinsurance Business
Reinsurance acceptances	13,963	14,368	(6,956)	(2,035)	(7,218)	(1,841)	27,417

	155,197	153,343	(52,575)	(52,711)	(36,029)	12,028	219,103

Other technical income						28,392
Expenses eliminated on consolidation						9,857
Allocated investment return						4,968

Balance on technical account						55,245

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

All premiums were concluded in the UK.

The geographic analysis of premiums by destination is as follows:

2012
%
UK	3
Other EU countries	7
US	25
Other	65

100

3.	OTHER TECHNICAL INCOME

2012
$ 000

Fee income	8,064
Commission income	20,206
Other Income	122

28,392

4.	INVESTMENT RETURN

2012
$ 000

Investment income
Income from investments	4,534
Net gains on the realisation of investments	—
Other interest	114

4,648

Investment expenses and charges
Investment management expenses	(295)
Net losses on the realisation of investments	(396)

(691)

Net unrealised gains on investments
Unrealised gains on investments	2,053
Unrealised losses on investments	(884)

1,169

Total investment return	5,126

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

5.	NET OPERATING EXPENSES

2012
$ 000

Brokerage and other business acquisition expenses	35,861
Change in deferred acquisition costs	(1,218)
Foreign exchange (gain)/loss	(950)
Syndicate operating expenses	5,348
Direct operating expenses	1,549

40,590
Reinsurance commissions receivable	(1,263)

39,327

6.	STAFF COSTS

2012
$ 000

Wages and salaries	20,278
Profit related remuneration	8,573
Share based payments recharge	6,920
Social security costs	3,111
Defined pension contribution costs	2,888

41,770
Recharged to external names	(16,669)

25,101

As at the balance sheet date, there were pension contributions outstanding of $nil.

The average monthly number of persons including Executive Directors employed by the Atrium Group during the year was 142.

7.	DIRECTORS EMOLUMENTS

The disclosure below relates to Directors within the Atrium Group.

2012
$

Directors’ emoluments
Executive services	8,345,159
Pension contributions	737,460

9,082,619

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

During 2012 11 Directors within the Atrium Group benefitted from the vesting of long term incentive plan awards. During 2012, certain Atrium Group Directors received share awards under the Arden Long Term Incentive Plan and received matching shares under the Arden Matching Share Plan.

2012

Number of Atrium Group Directors who received share awards under the Arden Long Term Incentive Plan	11
Number of Atrium Group Directors who received share awards under the Arden Matching Share Plan	11
Number of Atrium Group Directors to whom retirement benefits are accruing under a defined contribution pension scheme	12
In respect of the highest paid group Director, the following emoluments were paid:
Executive services	$1,160,302
Pension contribution	95,100

$1,255,402

The highest paid Atrium Group Director received an award of restricted stock units under the Arden Long Term Incentive Plan and an award of shares under the Arden Matching Share Plan during the period.

8.	SHARE BASED INCENTIVE SCHEMES

FRS 20 ‘Share-based payments’ requires all share-based payments that were granted after 7 November 2002, but that had not yet vested at 1 January 2005, to be expensed based on their fair value at the date of grant. The expense is recognised in the profit and loss account over the vesting period of the share-based payment.

AHL, the ultimate parent company, operates two share based incentive schemes for the employees of the Atrium Group, as set out below. Fair value was initially established with reference to a valuation study completed by an independent valuation firm, Duff & Phelps. For awards granted and vesting in 2011, AHL determined that fair value would be based on fully diluted book value per AHL share. The Directors are of the opinion that the recharge is not materially different from amounts that would be calculated under FRS 20.

Following acquisition of the Atrium Group by AHL, a new Long Term Incentive Plan (“LTIP”) share award scheme was established in 2008 and awards comprising conditional awards of shares in AHL were made in 2009, 2010 and 2011.

On 4 February 2010 AHL declared a dividend of $40 per share and on 19 January 2011 AHL declared a dividend of $33 per share. Under the terms of the AHL LTIP scheme, additional awards were made, attaching to the relevant unvested original award to reflect the values of those dividends.

On 3 June 2011 and on 29 February 2012 the 2008 and 2009 LTIP Awards respectively vested in full on satisfaction of performance conditions. In March 2011 further awards were made under the AHL LTIP scheme.

Awards made in 2009, 2010 and 2011 under the AHL LTIP scheme comprised a conditional award of shares in AHL. The grantee would only actually receive the shares if over a three year period they remained an employee of the Atrium Group and the performance conditions were satisfied, over the three years ending.

December 2011, 2012 and 2013 respectively, at which points, on evaluation of the performance criteria, the grantee would be given fully paid ordinary shares in AHL.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

In July 2012 grantees of awards under the 2010 and 2011 AHL LTIP scheme were given a one-off opportunity to fix the value of their outstanding LTIP awards by reference to their market value, determined by the Board of AHL as being the diluted book value of $118.97 per share, and on vesting, subject to satisfaction of the performance conditions (see below), receive an entitlement to a deferred cash payment. The majority of grantees took the option to fix the value of their respective awards in deferred cash but a minority retained their original share-based award.

In July 2012 further awards were made under the AHL LTIP scheme. Under the terms of the scheme grantees received an award of an entitlement to a deferred fixed cash payment that they will receive if over a three year period they remain an employee of the Atrium Group and the performance conditions (see below) are met over the three years ending 31 December 2014.

The performance conditions are based on the Atrium Group’s return on capital and therefore ensure that any rewards received are commensurate with the Atrium Group’s performance over the performance period.

These are conditional Awards over 18,627 AHL shares in respect of the 2010 and 2011 LTIP Awards and entitlements to deferred cash payments of $12,275,368 under the 2010, 2011 and 2012 awards. Of the 136,128 outstanding share awards in the table below are 103,180 relating to these deferred cash payments.

Matching Share Plan (MSP)

The MSP was introduced in 2008 as a replacement for previous Atrium Group all employee share incentive plans which were in place prior to the acquisition of the Atrium Group by AHL. The MSP was made available to all permanent employees of the Atrium Group in 2008, 2009, 2010, 2011 and again in 2012. The MSP allows permanent employees to purchase annually the US$ equivalent value of up to £8,000 of AHL shares at unrestricted market value. The shares purchased are registered in an Atrium Group employee benefit trust with EES Trustees International Limited, with participating employees having full beneficial ownership of the shares.

For each AHL share purchased, AHL grant participating employees a matching award over further AHL shares on a one for one basis. Participating employees are only entitled to receive the matching award shares three years after grant if they remain an Atrium Group employee for the three year period.

AHL declared a dividend of $40 per share on 4 February 2010 and a further dividend of $33 per share on 19 January 2011. Under the terms of the MSP scheme, additional matching awards over further AHL shares were granted to reflect the value of those dividends in respect of the 2008, 2009 and 2010 MSP Matching Awards.

The 2008 and 2009 MSP Matching Awards vested in August 2011 and August 2012 respectively. Participants could either exercise their MSP Matching Awards, thereby acquiring the beneficial ownership of the relevant shares or alternatively, not exercise their option, thereby retaining their Matching Award as a Nil Cost Option.

There are conditional matching awards under the 2010, 2011 and 2012 MSP scheme over 22,286 AHL shares. 14,149 AHL shares are held in trust on behalf of participants and their spouses.

The Atrium Group has been recharged $6,920k during 2012 in respect of the above awards and is included within Staff costs (see Note 5).

Share Repurchase

In May 2012 the Board of AHL resolved to effect a mandatory repurchase of 63.76% of its issued and outstanding shares at a value of $112 per share.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

In December 2012 the Board of AHL resolved to effect a mandatory repurchase of 26.34% of its issued and outstanding shares at a value of $140 per share.

The numbers of AHL shares noted above as held on trust on behalf of participants in the AHL LTIP and MSP schemes are stated after the share repurchase transactions.

These were the following movements in the number of share awards held by employees:

	Year ended 31 December 2012 Number	Weighted average fair value US$
Outstanding at 1 January	149,676	93.63
Granted	43,490	134.07
Dividend Adjustment	—	—
Vested	(46,530)	77.09
Forfeited	(10,505)	105.15

Outstanding at 31 December	136,131	112.63

9.	AUDITORS REMUNERATION

2012 $ 000
Audit of the financial statements	496
Non audit work	20

516

10.	TAX

(a)	Tax on profit on ordinary activities

2012 $ 000
The tax charge is made up as follows:
Current tax:	12,783
UK corporation tax
Tax underprovided (over) in previous years	(1,554)

11,229
Foreign tax	523

Total current tax (note 10 (b))	11,752

Deferred tax:
Origination and reversal of timing differences	(4,935)
Deferred tax underprovided/(over) in previous years	(309)
Effect of decreased tax rate	(3,025)

Total deferred tax (note 10 (c))	(8,269)

Tax on profit on ordinary activities	3,483

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

(b)	Factors affecting the current tax charge

$ 000
The tax assessed on the profit on ordinary activities for the year is lower than the standard rate of corporation tax in the UK of 24.5% . The differences are reconciled below:
Profit on ordinary activities before tax	31,915

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 24.5%	7,819

Effects of:
Timing of underwriting profits	4,558
Other timing differences	(12)
Utilisation of tax losses brought forward	—
Tax overprovided in previous years	(1,554)
Foreign tax	523
Permanent differences	418

Current tax charge for period (note 10(a))	11,752

(c)	Deferred tax

$ 000
Balance at 1 January	(41,902)
Deferred tax credit (charge) in profit and loss account (note 10(a))	8,269

At 31 December	(33,633)

Analysis of deferred tax liability at 31 December:

Provision for underwriting results	(36,341)
Other	2,708

(33,633)

The deferred tax liability in respect of underwriting results relates to the underwriting results that have arisen on the 2010, 2011 and 2012 years of account. These results will be assessed to tax in 2013, 2014 and 2015 respectively.

(d)	Factors affecting future tax charges

The Atrium Group profits are taxable in the UK under the standard rate of corporation tax being 24.5% for 2012.

On 21 March 2012, the UK government announced as part of the Budget that the rate of corporation tax would be reduced by an additional 1% at 1 April 2012, from the 25% rate enacted as part of Finance Act 2011. The 24% rate was substantively enacted on 26 March 2012, and enacted on 17 July 2012 when Finance Bill 2012 received Royal Assent. It was also announced that a rate of corporation tax of 23% would apply from 1 April 2013, which was substantively enacted and enacted on 3 July 2012 and 17 July 2012 respectively. The closing deferred tax liability has taken into account the substantively enacted rate of corporation tax as at the balance sheet date.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

Furthermore, the Government announced in the Autumn Statement on 5 December 2012 that it intends to reduce the rate of corporation tax by a further 2% to 21% to apply from 1 April 2014. A further reduction of 1% to apply from 1 April 2015 was announced in the budget on 20 March 2013. The reduction to 20% has not been reflected in the closing deferred tax liability as it has not been substantively enacted at the balance sheet date. It is anticipated that the impact of this future change on the closing deferred tax position would be $1,335,000.

11.	DIVIDENDS

Declared and paid during the year on ordinary shares	2012 $ 000

Equity dividends paid:
Interim dividend	29,400

12.	INTANGIBLE ASSETS

	Goodwill $ 000	Purchased syndicate capacity $ 000	Total $ 000
Cost
At 1 January 2012	20,756	10,105	30,861
Disposals	—	—	—

At 31 December 2012	20,756	10,105	30,861

Amortisation
At 1 January 2012	12,454	5,038	17,492
Amortisation on disposals	—	—	—
Provided during the year	1,038	505	1,543

At 31 December 2012	13,492	5,543	19,035

Net book value
At 31 December 2012	7,264	4,562	11,826

At 1 January 2012	8,302	5,067	13,369

13.	FIXED ASSETS

	Computer equipment $ 000	Office refurbishment $ 000	Fixtures, fittings & equipment $ 000	Total $ 000
Cost
At 1 January 2012	7,614	413	210	8,237
Purchases	42	126	—	168
Disposals	(2)	(46)	—	(48)

At 31 December 2012	7,654	493	210	8,357

Depreciation
At 1 January 2012	7,360	299	197	7,856
Depreciation on disposals	—	—	—	—
Provided during the year	172	38	12	222

At 31 December 2012	7,532	337	209	8,078

Net book value
At 1 January 2012	254	114	13	381

At 31 December 2012	122	156	1	279

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

14.	FINANCIAL INVESTMENTS

	2012 Historic Cost $ 000	2012 Market Value $ 000
Debt securities and other fixed income securities	248,844	249,856
Loans and deposits with credit institutions	10,600	10,667
Other investments	1,959	1,959
Money market balances	16,121	16,121

	277,524	278,603

Analysis of market value		2012 $ 000
	Listed investments	249,856
	Unlisted investments	12,626
	Money market balances	16,121

		278,603

Disclosure of Fair Values in accordance with the fair value hierarchy

In accordance with the Amendments to FRS 29 Financial Instruments: Disclosures, the fair value of financial instruments based on a three-level fair value hierarchy that reflects the significance of the inputs used in measuring the fair value is provided below.

The levels of the fair value hierarchy are defined by the standard as follows:

Level 1 - fair values measured using quoted prices (unadjusted) in active markets for identical instruments,

Level 2 - fair values measured using directly or indirectly observable inputs or other similar valuation techniques for which all significant inputs are based on observable market data,

Level 3 - fair values measured using valuation techniques for which significant inputs are not based on market observable data.

The fair value of the Atrium Group’s financial assets are based on prices provided by investment managers who obtain market data from numerous independent pricing services. The pricing services used by the investment manager obtain actual transaction prices for securities that have quoted prices in active markets. For those securities which are not actively traded, the pricing services use common market valuation pricing models. Observable inputs used in common market valuation pricing models include, but are not limited to, broker quotes, credit ratings, interest rates and yield curves, prepayment speeds, default rates and other such inputs which are available from market sources.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

Included within Level 1 of the hierarchy are the Atrium Group’s share of Government bonds and Treasury bills which are measured based on quoted prices over which the Atrium Group has control.

Level 2 of the hierarchy contains the Atrium Group’s share of U.S Government Agencies, Corporate Securities, Asset Backed Securities, Mortgage Backed Securities over which the Atrium Group has control. The fair value of these assets are based on prices obtained from both investment managers and investment custodians as discussed above. This level also include a disclosure of the Atrium Group’s share of investments held by non managed syndicates. The directors have classified these holdings as Level 2 following discussions with the relevant managing agency.

The Atrium Group records the unadjusted price provided and validates the price through a number of methods, including a comparison of the prices provided by the investment managers with the investment custodians and the valuation used by external parties to derive fair value. Quoted prices for US Government Agencies and Corporate Securities are based on a limited number of transactions for those securities and as such the Atrium Group considers these instruments to have similar characteristics of those instruments classified as Level 2.

Having reviewed the Atrium Group’s investments using the above criteria as valuation and pricing, the Directors are satisfied that there are no Level 3 investments.

In certain cases, the inputs used to measure the fair value of a financial instrument may fall into more than one level within the fair value hierarchy. In this instance, the fair value of the instrument in its entirety is classified based on the lowest level of input that is significant to the fair value measurement.

During the year, there were no transfers made between Level 1 and Level 2 of the fair value hierarchy.

	Level 1 $ 000	Level 2 $ 000	Level 3 $ 000	Total fair value $ 000
Financial assets:
Government securities	112,109	49,455	—	161,564
Corporate	—	66,870	—	66,870
Asset backed securities	—	14,531	—	14,531
Mortgage backed securities	—	10,667	—	10,667
Deposits with ceding undertakings	—	353	—	353
Money market balances	16,121	—	—	16,121
Group Share of Non managed syndicate investments	—	8,850	—	8,850

	128,230	150,726	—	278,956

15.	DEBTORS

2012
$ 000
Amounts falling due within one year
Arising out of direct insurance operations
- owed by intermediaries	54,934
Arising out of reinsurance operations	70,066
Other debtors	8,148

133,148
Amounts falling due after one year
Arising out of direct insurance operations
- owed by intermediaries	57
Arising out of reinsurance operations	86
Other debtors	3,006

3,149

136,297

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

16.	DEFERRED ACQUISITION COSTS

2012
$ 000
At 1 January	16,854
Change in deferred acquisition costs	1,218

At 31 December	18,072

17.	TECHNICAL PROVISIONS

	Gross $ 000	Reinsurers’ share $ 000	Net $ 000
Notified outstanding claims	99,232	(72,876)	26,356
Provision for Claims incurred but not reported	148,595	(17,362)	131,233
Claims handling expenses	2,492	—	2,492
Unearned premiums	62,546	(3,524)	59,022

	312,865	(93,762)	219,103

18.	SHARE CAPITAL

	31 December 2012
	Number	$ 000
Allotted, called up and fully paid ordinary shares	17,060,405	24,702

19.	RECONCILIATION OF MOVEMENT IN SHAREHOLDERS’ FUNDS

2012	Share Capital $ 000	Share Premium $ 000	Merger Reserve $ 000	Profit and loss account $ 000	Total $ 000
At 1 January 2012	24,702	2,160	6,281	29,967	63,110
Profit for the financial year	—	—	—	28,432	28,432
Reserve transfer (see below)	—	—	(6,281)	6,281	—
Dividend	—	—	—	(29,400)	(29,400)

At 31 December 2012	24,702	2,160	—	35,280	62,142

In 1998 in accordance with Section 131 of Companies Act 1985, and subsequently Section 612 of the Companies Act 2006, the $7.8 million premium on ordinary shares issued as part of the purchase of Atrium Cockell Group Limited (“ACGL”) was recorded within the merger reserve. Following the dissolution of ACGL on 4 September 2012 this profit has been fully realised and transferred to the retained earnings.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

20.	CREDITORS

2012
$ 000
Amounts falling due within one year
Arising out of direct insurance operations	23,446
Arising out of reinsurance operations	144,848
Other creditors including taxation and social security	14,491

182,785
Amounts falling due after one year
Arising out of direct insurance operations	—
Arising out of reinsurance operations	569
Other creditors including taxation and social security	273

842

183,627

21.	LEASES

2012 $ 000
At 31 December, the Atrium Group had annual commitments under non-cancellable operating leases as set out below:
Leases expiring within one year	—
Leases expiring between two and five years	337
Leases expiring more than five years	1,081

Of the commitments due under operating leases for the period to 31 December 2012, as at 31 December 2012, $866,000 will be reimbursed by the syndicates managed by the Atrium Group.

22.	CONTINGENT LIABILITIES

Charge over assets

At 1 January 2013, the Atrium Group’s participation in underwriting at Lloyd’s is £106.8m, ($172.7m at year end exchange rates,) through ownership of its underwriting subsidiary Atrium 5 Limited (the continuing corporate member). The other underwriting subsidiaries (the ceasing corporate members) have not participated in underwriting at Lloyd’s after the 2007 year of account.

On 28 November 2007, the ceasing corporate members and the continuing corporate member, entered into an interavailable Lloyd’s Security and Trust Deed securing all monies due and to become due from each company to the Society of Lloyd’s. On the same day the Company created a floating charge over all its assets to secure all monies due and to become due from the Company to Lloyd’s under the terms of the Deed of Indemnity provided by the Company to Lloyd’s in connection with the foregoing.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

Under the terms of the interavailable Lloyd’s Security and Trust Deed, the ceasing corporate members and the continuing corporate member gave undertakings to the Society of Lloyd’s, supported by a commitment from the Company, that if one of them failed to meet any of its obligations to Lloyd’s the others would assign to Lloyd’s on demand their rights to current and future profits held in their Premium Trust Funds or contribute profits received out of their Trust Funds to the Central Fund of Lloyd’s in each case until the amounts owed by the defaulting subsidiary were paid in full.

On 23 March 2010 the underwriting subsidiaries signed Deeds of Transition and new Trust Deeds to facilitate the implementation by the Society of Lloyd’s of a new Trust Deed architecture. The changes made to the documentation related to streamlining and simplifying the administration of Funds at Lloyd’s and do not have any financial impact on the Group.

On 26 May 2010, following closure of the 2007 year of account at which point the ceasing corporate members had no further participations on any syndicates at Lloyd’s, they each entered into a Deed of Total Determination Release and Substitution whereby the interavailable Letter of Credit provided as a Lloyd’s Deposit under the aforementioned Security and Trust Deed was replaced by a non-interavailable Letter of Credit provided by the continuing member. On the same date, in order to secure the release of the ceased members funds at Lloyd’s, the ceasing corporate members entered into a Deed of Indemnity agreement with the Company by which the Company has given an undertaking to the Society of Lloyd’s that if the ceasing corporate members failed to meet any of their obligations to Lloyd’s in respect of US Federal Income and US Federal Excise tax liabilities as well as any tax liabilities in those jurisdictions where the ceased member underwrote insurance business, then the Company would meet those obligations in full.

23.	SUBSEQUENT EVENT

Ultimate Holding Company

On 5 June 2013, AHL entered into a definitive agreement with two subsidiaries of Enstar Group Limited (“Enstar”) under which Enstar agreed to acquire the entire issued share capital of the Atrium Group. As at 30 September 2013, completion of the transaction remained conditioned on, among other things, governmental and regulatory approvals and satisfaction of various customary closing conditions. Enstar subsequently announced that Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, “Trident”) had acquired a 40% interest in the holding company for the acquisition subsidiary on 3 July 2013 and had agreed to provide 40% of the purchase price and related expenses for the acquisition of the Atrium Group.

The parties to the definitive purchase agreement for the acquisition entered into a deed of variation on 21 November 2013, which provided, among other things, for the payment of a $25.0 million pre-completion dividend from Atrium to AHL and a corresponding $25.0 million reduction in the purchase price (bringing the total purchase price from $183.0 million to $158.0 million). The transaction was completed on 25 November 2013.

In addition, on 5 June 2013, AHL entered into a definitive agreement with two subsidiaries of Enstar under which Enstar agreed to acquire the entire issued share capital of Arden Reinsurance Company Limited “Arden Re”), which is also a subsidiary of AHL. Arden Re is a Bermuda-based reinsurance company that provides reinsurance to Atrium’s corporate name. The two transactions are governed by separate purchase agreements and Enstar’s acquisition of the Atrium Group was not conditioned on its acquisition of Arden Re. On 9 September 2013, Arden Holdings completed its sale of Arden Re’s entire issued share capital to Enstar’s wholly-owned subsidiary and Trident.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

24.	SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM (“UK GAAP”) AND ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA (“US GAAP”)

The Atrium Underwriting Group Limited financial statements have been prepared in accordance with UK GAAP as applied in note 1. UK GAAP differs to the requirements of US GAAP in certain respects. The effects of the application of US GAAP to the profit for the period after taxation, as determined under UK GAAP, are set out in the tables below:

a)	Profit for the 12 months ending 31 December

Income Statement

		2012
		$ 000
UK GAAP profit for the period after taxation		28,432

US GAAP adjustments:
i) Amortisation of goodwill and purchased capacity	1,543
ii) DAC adjustment	(323)
iii) Taxation	282

Total US GAAP Adjustments		1,502

Amount treated as OCI
iv) Unrealised (gains)/losses		132

Net income under US GAAP		30,066

Comprehensive Income

		2012
		$ 000
Profit in accordance with US GAAP		30,066

Amount transferred from Income Statement
iv) Unrealised (gains)/losses		(132)

Comprehensive income in accordance with US GAAP		29,934

i) Amortisation of goodwill and purchased capacity

Under UK GAAP goodwill arising on acquisitions and purchased syndicate capacity is capitalised, classified as an asset on the balance sheet and amortised on a straight line basis over its useful economic life up to a presumed maximum of 20 years. Under US GAAP goodwill and purchased capacity is not automatically amortised but reviewed, annual or more frequently if impairment indicators exist, for impairment instead. We have carried out an impairment review and no write down is required.

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

ii) DAC adjustment

Under UK GAAP the ABI SORP allows deferral of direct and indirect costs arising in the acquisition of insurance contracts. Under US GAAP insurance entities are required to capitalise certain acquisition costs directly related to successful insurance contracts. Indirect costs are required to be expensed as incurred.

iii) Taxation

This adjustment reflects the differences between the calculation of current and deferred taxation as set out in the table below:

2012
$ 000
US GAAP Taxation adjustments
Current taxation	328
Deferred taxation	(610)

(282)

UK entities are taxed locally level with reference to their UK GAAP taxable profits. Adjustments made to present the consolidated results of the group under US GAAP are both presentational and numerical. To the extent that a temporary difference exists due to adjustments made, deferred tax has been recognised under US GAAP principles. The tax impact in the year is either in the profit and loss account or Other Comprehensive Income for US GAAP purposes, following where the underlying item to which the tax relates is accounted for. This is with the exception of the impact of tax rate changes, which are provided in the profit and loss account

iv) Amortisation adjustment and unrealised (gains)/losses re investments

Under UK GAAP investments are stated at their current values at the end of the period. Unrealised gains and losses are calculated as the difference between the valuation at the balance sheet date and their valuation at the last balance sheet date or purchase price, if acquired during the period. Unrealised gains and losses are included within investment return in the Profit and Loss Account.

Under US GAAP these investments are classified as available-for-sale and are carried at fair value, with unrealized gains and losses excluded from net earnings and reported as a separate component of accumulated Other Comprehensive Income. Amortization of premium or discount is recognized using the effective yield method and included in net investment income.

b)	Balance Sheet as at 31 December 2012

2012
$ 000
UK GAAP shareholders’ equity interest	62,142

US GAAP adjustments:
Amortisation of goodwill and purchased capacity	19,035
DAC adjustment	(2,243)
v) Taxation	34

Total US GAAP Adjustments	16,826

Net shareholders equity interest under US GAAP	78,968

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

v) Taxation

This adjustment reflects the differences between the calculation of current and deferred taxation as set out in the table below:

2012
$ 000
US GAAP Taxation adjustments
Current taxation	0
Deferred taxation	(34)

(34)

The position presented in the table above represents the cumulative impact of GAAP differences as at each balance sheet date, being due to temporary differences arising on differences between UK GAAP and US GAAP for DAC, purchased syndicate capacity amortisation, and amortisation adjustments regarding investments.

c)	Cashflow Statement For the 12 months to 31 December 2012

As a wholly owned subsidiary the Company applied the exemption available in FRS 1 from the requirement to prepare a cash flow statement for UK GAAP reporting purposes. Attached is the US GAAP cashflow statement.

Cash flows provided by operating activities:

Net income	29,934
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized investment (gains) losses	(110)
Net unrealised investment (gains) losses	0
Net realized investment gains on foreign exchange	(950)
Net amortization on fixed maturity and short-term investments	1,299
Depreciation	222
Change in:
Deposits with ceding companies	52
Premiums receivable - third party	(1,393)
Premiums receivable - intercompany	(3,344)
Accrued investment income	(102)
Deferred acquisition costs - third party	(705)
Prepaid reinsurance - third party	297
Prepaid reinsurance - intercompany	232
Paid losses recoverable - third party	924
Paid losses recoverable - intercompany	(12,805)
Loss reserve recoverable - third party	7,397
Loss reserve recoverable - intercompany	(15,027)
Other assets	(10,053)
Reserve for losses and loss adj exp - third pary	(48,475)
Unearned premiums - third party	1,471
Reinsurance premiums payable - third party	(4,313)
Reinsurance premiums payable - intercompany	28,778

ATRIUM UNDERWRITING GROUP LIMITED

NOTES TO THE FINANCIAL STATEMENTS

at 31 December 2012

Losses payable - third party	(1,770)
Intercompany receivable/payable	3,134
Deferred tax asset	(728)
Deferred tax liability	(8,142)
Current taxes recoverable	(8,256)
Current taxes payable	11,327
Other liabilites	(4,342)
Accounts payable and accrued expenses	5,728

Net cash provided by operating activities	(29,717)

Cash flows used in investing activities:
Purchases of fixed maturity investments	(158,280)
Sales and maturities of fixed maturity investments	94,498
Net purchases of short-term investments	(1,647)
Net sale of other investments	55,607
Net purchase of fixed assets	(120)

Net cash used in investing activities	(9,942)

Cash flows provided by financing activities:
Dividends to parent	(29,400)

Net cash provided by financing activities	(29,400)

Effect of exchange rate changes on cash and cash equivalents	(2,136)

Net decrease in cash and cash equivalents	(71,195)

Cash and cash equivalents - beginning of year	134,015

Cash and cash equivalents - end of year	62,821

Cash and cash equivalent is made up of cash of $44,256k, money market balances of $16,121k and investments of $2,444k maturing within 90 days of the balance sheet date.